LADENBURG THALMANN FINANCIAL SERVICES INC.

6.50% Senior Notes due 2027

NOTE DISTRIBUTION AGREEMENT

February 15, 2018

Ladenburg Thalmann & Co. Inc.

277 Park Avenue

26th Floor

New York, New York 10172

Ladies and Gentlemen:

Ladenburg Thalmann Financial Services Inc., a Florida corporation (the “Company”), confirms its agreement (this “Agreement”) with Ladenburg Thalmann & Co. Inc. (“Ladenburg”), as representative of the agent(s) as may be designated by the Company from time to time on Schedule 1 hereto (collectively, the “Agents”), as follows:

1. Issuance and Sale of Notes. The Company agrees that, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agents up to an aggregate principal amount of $25,000,000 (the “Maximum Amount”) of the Company’s 6.50% Senior Notes due 2027 (the “Notes”), from time to time during the term of this Agreement (the “Placement Notes”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the aggregate principal amount of Placement Notes issued and sold under this Agreement shall be the sole responsibility of the Company and that the Agents shall have no obligation in connection with such compliance. The issuance and sale of Placement Notes through the Agents will be effected pursuant to the Registration Statement (as defined below), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue any Placement Notes.

The Placement Notes will be issued under an indenture dated as of November 21, 2017 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of November 21, 2017 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

The Securities will be issued to Cede & Co., as nominee of the Depository Trust Company (“DTC”) pursuant to a blanket letter of representations delivered to DTC prior to the date hereof (the “DTC Letter”). The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Rules and Regulations”), with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-3, including a prospectus, relating to the Placement Notes to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (the “Exchange Act Rules and Regulations”). The Company will, if necessary, prepare a prospectus supplement to the prospectus included as part of such registration statement specifically relating to the Placement Notes (the “Prospectus Supplement”). The Company will furnish to Ladenburg, for use by the Agents, copies of the prospectus relating to the Placement Notes included as part of such registration statement, as supplemented by the Prospectus Supplement. Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The prospectus specifically relating to the Placement Notes, including all documents incorporated or deemed incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission incorporated by reference therein (the “Incorporated Documents”).

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2. Placements. Each time that the Company wishes to issue and sell Placement Notes hereunder (each, a “Placement”), it will notify Ladenburg by electronic mail (or other method mutually agreed to in writing by the parties) of the aggregate principal amount of Placement Notes, the time period during which sales are requested to be made, any limitation on the aggregate principal amount of Placement Notes that may be sold in any one day and any minimum price or average minimum price below which sales may not be made, the form of which is attached hereto as Schedule 2 (a “Placement Notice”). The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3, and shall be addressed to each of the individuals from Ladenburg set forth on Schedule 3, as such Schedule 3 may be amended from time to time. The Placement Notice shall be effective immediately upon receipt by Ladenburg unless and until (i) Ladenburg declines in writing to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Notes thereunder has been sold, (iii) the Company suspends or terminates the Placement Notice, which suspension and termination rights may be exercised by the Company in its sole discretion, or (iv) this Agreement has been terminated under the provisions of Section 13. The amount of any discount, commission or other compensation to be paid by the Company to the Agents in connection with the sale of the Placement Notes shall be calculated in accordance with the terms set forth in Schedule 4. It is expressly acknowledged and agreed that neither the Company nor the Agents will have any obligation whatsoever with respect to a Placement or any Placement Notes unless and until the Company delivers a Placement Notice to Ladenburg and Ladenburg does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of Sections 2 or 3 of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

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3. Sale of Placement Notes by the Agents. Subject to the terms and conditions of this Agreement, for the period specified in a Placement Notice, the Agents will use commercially reasonable efforts consistent with normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE American (the “Exchange”) and FINRA, to sell the Placement Notes up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. Each of the Agents, as applicable, will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Notes hereunder setting forth the aggregate principal amount and series of Placement Notes sold on such day, the compensation payable by the Company to the applicable Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the applicable Agent (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of a Placement Notice, the Agents may sell Placement Notes by any method involving an offering into an existing trading market for the Notes at other than a fixed price, including without limitation sales made directly on the NYSE American or to or through a market maker. If specified in a Placement Notice (as amended, if applicable), the Agents may also sell Placement Notes by any other method permitted by law, including but not limited to in privately negotiated transactions. “Trading Day” means any day on which Notes are eligible to be purchased and sold on the Exchange.

4. Suspension of Sales. The Company or Ladenburg may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Placement Notes (a “Suspension”); provided, however, that such Suspension shall not affect or impair any party’s obligations with respect to any Placement Notes sold hereunder prior to the receipt of such notice. While a Suspension is in effect, any obligation under Sections 7(l), 7(m), and 7(n) with respect to the delivery of certificates, opinions, or comfort letters to Ladenburg, shall be waived. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time.

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5. Sale and Delivery to Ladenburg; Settlement.

a. Sale of Placement Notes. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon Ladenburg’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Notes described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, each of the Agents, as applicable, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Exchange to sell such Placement Notes up to the amount and in the series specified in, and otherwise in accordance with the terms of, such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Agents will be successful in selling Placement Notes, (ii) the Agents will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Notes for any reason other than a failure by the Agents to use commercially reasonable efforts consistent with normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Exchange to sell such Placement Notes as required under this Agreement and (iii) the Agents shall be under no obligation to purchase Placement Notes on a principal basis pursuant to this Agreement, except as otherwise agreed by Ladenburg and the Company.

b. Settlement of Placement Notes. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Notes will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). Ladenburg shall notify the Company of each sale of Placement Notes no later than opening of trading the day following the Trading Day that any of the Agents sold Placement Notes. The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Notes sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the applicable Agent, after deduction for (i) the applicable Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

c. Delivery of Placement Notes. On or before each Settlement Date, the Company will, or will cause the Trustee to, electronically transfer the Placement Notes being sold by crediting the applicable Agent’s or its designee’s account (provided the applicable Agent shall have given the Company written notice of such designee and such designee’s account information at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered Notes in good deliverable form. On each Settlement Date, Ladenburg will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its Trustee (if applicable), defaults in its obligation to deliver Placement Notes on a Settlement Date through no fault of the applicable Agent, then in addition to and in no way limiting the rights and obligations set forth in Section 11(a) hereto, it will (i) hold the applicable Agent harmless against any loss, claim, damage, or reasonable, documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or the Trustee (if applicable) and (ii) pay to the applicable Agent (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

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d. Limitations on Offering Size and Price. Under no circumstances shall the Company cause or request the offer or sale of any Placement Notes if, after giving effect to the sale of such Placement Notes, the aggregate number or principal amount of Placement Notes sold pursuant to this Agreement would exceed the Maximum Amount. Under no circumstances shall the Company cause or request the offer or sale of any Placement Notes pursuant to this Agreement at a price lower than the minimum price or average minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to Ladenburg in writing.

e. One Agent on a Given Day. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Placement Notes shall only be effected by or through one Agent on any single day, but in no event by more than one, and the Company shall in no event request that more than one Agent sell Placement Notes on the same day.

6. Representations and Warranties of the Company. Except as disclosed in the Registration Statement or Prospectus (including the Incorporated Documents), the Company represents and warrants to, and agrees with Ladenburg that as of the date of this Agreement and as of each Applicable Time (as defined in Section 25 below), unless such representation, warranty or agreement specifies a different date or time:

a. The transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form S-3 under the Securities Act. The Registration Statement has been filed with the Commission and has been declared effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement has been issued or is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Prospectus will name Ladenburg as the representative of the Agents. The Registration Statement and the offer and sale of Placement Notes as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed, as applicable. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to Ladenburg and its counsel. The Company has not distributed and, prior to the completion of the distribution of the Placement Notes, will not distribute, directly or indirectly, any offering material in connection with the offering or sale of the Placement Notes other than the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (as defined below). No order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus has been issued or is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. No order suspending the qualification of the Placement Notes for offering or sale in any jurisdiction has been issued or is in effect, and no proceedings for such purpose are pending before or threatened. The Company has not, in the 12 months preceding the date hereof, received notice from the Exchange to the effect that the Company is not in compliance with the listing or maintenance requirements of the Exchange. To the Company’s knowledge, it is in compliance with all such listing and maintenance requirements.

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b. The Registration Statement, when it became or becomes effective, and the Prospectus, as of its date and as of each Applicable Time (defined below), will conform in all material respects with the requirements of the Securities Act. The Incorporated Documents, when such documents were or are filed with the Commission under the Exchange Act, conformed or will conform in all material respects with the requirements of the Exchange Act. The Registration Statement and any amendment thereto, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment and supplement thereto, as of its date and as of each Applicable Time, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by Ladenburg specifically for use in the preparation thereof.

c. The Company has complied and will comply with the requirements of Rule 433 under the 1933 Act with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to any such Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the offer and sale of the Placement Notes, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, and did not, does not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

d. The Company is not an “ineligible issuer” in connection with the Offering pursuant to Rules 164, 405 and 433 under the Securities Act.

e. The Company is subject to, and in compliance in all material respects with, the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. As of the filing date of the Registration Statement and as of any update of the Registration Statement pursuant to Section 10(a)(3) of the Securities Act (including the filing of any Annual Report on Form 10-K), the Company was or will be eligible to file a “shelf” Registration Statement on Form S-3 with the Commission.

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f. This Agreement and the Indenture have been duly authorized, executed and delivered by the Company, and each constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law). The Company has the full right, power and authority to execute and deliver, and perform its obligations under, this Agreement, the Indenture and the Placement Notes.

g. The Placement Notes have been duly authorized for sale pursuant to this Agreement and, when executed and delivered by the Company and authenticated by the Trustee pursuant to the provisions of this Agreement and of the Indenture relating thereto, against payment of the purchase price therefor pursuant to the terms of this Agreement, will be valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law), and will be entitled to the benefits of the Indenture relating thereto.

h. The Notes and the Indenture conform in all material respect to the statements relating thereto contained in the Prospectus; and other than as contemplated in the Prospectus, none of the Company or any of its Subsidiaries has issued any debt securities or entered into any agreement or arrangement relating to the issuance of any debt securities.

i. The outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable, and were issued in compliance in all material respects with United States federal and applicable state securities laws. The shares of the Company’s capital stock conform to all statements relating thereto contained in the Registration Statement and the Prospectus. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, and, as applicable, represent valid and legally binding obligations of the Company enforceable in accordance with their terms, and were issued in compliance in all material respects with United States federal and applicable state securities laws. None of the outstanding shares of capital stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

j. Since the date of the most recent financial statements of the Company included in the Registration Statement or the Prospectus, except as set forth or contemplated therein, (i) there has been no event, occurrence, fact, condition or change that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs, properties or business prospects of the Company and its subsidiaries listed on Exhibit 21 to the Company’s Annual Report on Form 10-K (the “10-K”) for its most recently completed fiscal year (its “Subsidiaries”), considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), and (ii) there have been no obligations or liabilities incurred, direct, indirect or contingent, or other transactions entered into, by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise.

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k. The Company and its Subsidiaries do not have any off-balance sheet obligations or any “variable interest entities” within the meaning of the Financial Accounting Standards Board’s Accounting Standards Codification Topic 810, which are not disclosed in the Prospectus and the Registration Statement.

l. The Company and its Subsidiaries do not own any real property. The Company and its Subsidiaries have good and marketable title to all personal property purported to be owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects of title, except such as are described in the Prospectus or would not individually or in the aggregate have a Material Adverse Effect. All of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries hold interests in properties described in the Registration Statement or the Prospectus, are in full force and effect, and neither the Company nor any such Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any such Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

m. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary to carry on the business now operated by them (collectively, “Intellectual Property”), and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

n. There is no contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required; and the statements in the Prospectus under the headings “Description of the Notes,” “Description of Capital Stock” and “U.S. Federal Income Tax Considerations” and in the 10-K under the headings “Legal Proceedings” and “Business – Government Regulation,” insofar as such statements summarize legal matters, agreements, documents, proceedings or regulations discussed therein, are accurate and fair summaries of such legal matters, agreements, documents, proceedings or regulations in all material respects.

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o. Each of the Company and its Subsidiaries has been duly formed and is validly existing as an entity in good standing under the laws of the jurisdiction in which it is chartered or organized with full entity power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction which requires such qualification except where the failure to qualify would not individually or in the aggregate have a Material Adverse Effect.

p. All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly-owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

q. The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

r. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein and in the Prospectus, except such as have been obtained under the Securities Act and the Securities Act Rules and Regulations, the rules of the Exchange, the rules and regulations of the Financial Industry Regulatory Authority and such as may be required under blue sky laws of any jurisdiction.

s. Neither (i) the execution, delivery and performance of this Agreement and the Indenture by the Company nor (ii) the issuance and sale of the Notes by the Company will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to (in each case, with or without notice or lapse of time or both), (x) the charter or by-laws of the Company or any of its Subsidiaries, (y) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (z) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties.

t. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement.

u. The consolidated historical financial statements and related notes and schedules of the Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and the Securities Act Rules and Regulations and have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement or the Prospectus or a document incorporated by reference therein in accordance with the Securities Act and the Securities Act Rules and Regulations which has not been included or incorporated as so required. The pro forma financial statements of the Company and its Subsidiaries and the related notes thereto included or incorporated by reference into the Prospectus and the Registration Statement present fairly, in all material respects, the information contained therein, have been prepared, in all material respects, in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

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v. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened (i) that would reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

w. Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter or by-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except for such violation or default that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

x. EisnerAmper LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules included in the Registration Statement and the Prospectus, is an independent public accounting firm with respect to the Company within the meaning of the Securities Act and the Securities Act Rules and Regulations. To the knowledge of the Company, except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, EisnerAmper LLP has not been engaged by the Company or any of its Subsidiaries, as applicable, to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

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y. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Notes.

z. The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to result in a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to result in a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

aa. No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to result in a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

bb. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instruments as to which any insurance company is denying liability or defending under a reservation of rights clause except as would not reasonably be expected to result in a Material Adverse Effect; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be reasonably expected to result in a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

cc. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or, with the exceptions of Securities America Financial Corporation and Securities America Advisors, Inc., from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary, except as described in or contemplated by the Prospectus (exclusive of any supplement thereto).

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dd. The Company, its Subsidiaries and each officer or director of the Company or such Subsidiaries possess all registrations, licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses (including, but not limited to, as an investment advisor, a futures commission merchant or a broker-dealer, as applicable), and are in compliance with all applicable laws, rules and regulations requiring any such registrations, licenses, certificates, permits and other authorizations, including those rules and regulations listed under the heading “Business – Government Regulation” in the 10-K, except where non-possession or non-compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any such Subsidiaries or, to the knowledge of the Company, any officer or director of the Company or such Subsidiaries, has received any notice of proceedings relating to the revocation or modification of any such registrations, licenses, certificates, permits or authorizations, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

ee. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules, regulations and guidelines applicable thereto.

ff. The Company and its Subsidiaries’ internal controls over financial reporting are effective and the Company and its Subsidiaries are not aware of any material weakness in their internal controls over financial reporting, except that no representation or warranty is provided with respect to the effectiveness of internal control over financial reporting at any Subsidiary to the extent the Commission permits the Company to exclude such Subsidiaries in its assessment of internal control, provided that the Company has taken, or intends to take, all necessary actions to ensure that, within the time period required, the Company and the Subsidiaries will maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 of the Exchange Act Rules and Regulations) at any such Subsidiaries. The Company and each of its Subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act Rules and Regulations); such disclosure controls and procedures are effective.

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gg. Except to the extent expressly set forth in the Prospectus as part of the offering contemplated hereby, neither the Company, its Subsidiaries nor any of the Company’s or its Subsidiaries’ officers, directors or affiliates has bid for or purchased, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Notes, or attempted to induce any person to purchase any Notes, and otherwise has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Notes.

hh. The Company and its Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). Except as set forth in the Prospectus, neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

ii. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its Subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its Subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its Subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its Subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected to result in a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its Subsidiaries related to their employment that would reasonably be expected to result in a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its Subsidiaries may have any liability.

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jj. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

kk. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

ll. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

mm. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC.

nn. The interactive data in the eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules, regulations and guidelines applicable thereto.

oo. Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the consent to the use of such data from such sources.

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pp. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

qq. No relationship, direct or indirect, exists between or among the Company and any of its Subsidiaries, on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its Subsidiaries or any of their affiliates, on the other hand, which is required to be described in the Prospectus or a document incorporated by reference therein and which is not so described.

rr. Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any of the Underwriters.

ss. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with any Placement or any transaction contemplated by this Agreement, the Registration Statement or the Prospectus.

tt. Except as described in the Prospectus, the Company has not sold, issued or distributed any securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares of Common Stock or preferred stock of the Company issued pursuant to equity distribution agreements for at-the-market offering programs in effect as of the date hereof, employee benefit plans, qualified equity compensation plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

uu. Except as disclosed in writing to Ladenburg, neither the Company nor any Subsidiary directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

vv. The Company has filed an application for listing of the Placement Notes on the Exchange prior to the date of this Agreement. The Company reasonably expects the Exchange to approve such application. No approval of the stockholders of the Company under the rules and regulations of the Exchange is required for the Company to issue and deliver the Placement Notes.

ww. Except for this Agreement, the Company is not party to any other note distribution or sales agency agreements or other similar arrangements with any other agent or any other representative in respect of at the market offerings of the Placement Notes in accordance with Rule 415(a)(4) of the 1933 Act.

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Any certificate signed by an officer of the Company and delivered to Ladenburg or to counsel for Ladenburg pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company, as applicable, to the Agents as to the matters set forth therein.

7. Covenants of the Company. The Company covenants and agrees with the Agents that:

a. Registration Statement Amendments. After the date of this Agreement and during any period in which a prospectus relating to any Placement Notes is required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”) (i) the Company will notify Ladenburg promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to any Placement, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus related to the Placement or for additional information related to the Placement, (ii) the Company will prepare and file with the Commission, promptly upon Ladenburg’s request, any amendments or supplements to the Registration Statement or Prospectus that, upon the advice of the Company’s legal counsel, may be necessary or advisable in connection with the distribution of the Placement Notes by the Agents (provided, however, that the failure of Ladenburg to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agents shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Notes or a security convertible into the Placement Notes (other than an Incorporated Document) unless a copy thereof has been submitted to Ladenburg within a reasonable period of time before the filing and Ladenburg has not reasonably objected thereto (provided, however, that (A) the failure of Ladenburg to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement and (B) the Company has no obligation to provide Ladenburg any advance copy of such filing or to provide Ladenburg an opportunity to object to such filing if the filing does not name Ladenburg or does not relate to the transaction herein provided; and provided, further, that the only remedy the Agents shall have with respect to the failure by the Company to obtain such consent shall be to cease making sales under this Agreement) and the Company will furnish to Ladenburg at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

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b. Notice of Commission Stop Orders. The Company will advise Ladenburg, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise Ladenburg promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Notes or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

c. Subsequent Changes. During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during the Prospectus Delivery Period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such Prospectus Delivery Period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify Ladenburg to suspend the offering of Placement Notes during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay the filing of any amendment or supplement, if in the judgment of the Company, it is in the best interest of the Company. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will (i) subject to Section 7(a), promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission and (ii) promptly notify Ladenburg to suspend the offering of Placement Securities until such conflict, untrue statement or omission is eliminated or corrected.

d. Listing of Placement Notes. During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to cause the Placement Notes to be listed on the Exchange and to qualify the Placement Notes for sale under the securities laws of such jurisdictions in the United States as Ladenburg reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Notes; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities, file a general consent to service of process, or subject itself to taxation in any jurisdiction if it is not otherwise so subject.

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e. Delivery of Registration Statement and Prospectus. The Company will furnish to Ladenburg and its counsel (at the reasonable expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as Ladenburg may from time to time reasonably request and, at Ladenburg’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Notes may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to Ladenburg to the extent such document is available on EDGAR.

f. Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

g. Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

h. Other Sales. Without the prior written consent of Ladenburg, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Notes (other than the Placement Notes offered pursuant to this Agreement) or securities convertible into or exchangeable for Notes, warrants or any rights to purchase or acquire, Notes during the period beginning on the date on which any Placement Notice is delivered to Ladenburg hereunder and ending on the second (2nd) Trading Day immediately following the final Settlement Date with respect to Placement Notes sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Notes covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Notes (other than the Placement Notes offered pursuant to this Agreement) or securities convertible into or exchangeable for Notes, warrants or any rights to purchase or acquire, Notes prior to the termination of this Agreement; provided, however, that such restrictions will not apply in connection with the Company’s issuance or sale of (i) Notes, or securities convertible into or exercisable for Notes, offered and sold in a privately negotiated transaction to vendors, customers, strategic partners or potential strategic partners or other investors conducted in a manner so as not to be integrated with the offering of Placement Notes hereby and (iv) Notes in connection with any acquisition, strategic investment or other similar transaction (including any joint venture, strategic alliance or partnership).

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i. Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice, advise Ladenburg promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to Ladenburg pursuant to this Agreement.

j. Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by Ladenburg or its representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as Ladenburg may reasonably request.

k. Required Filings Relating to Placement of Placement Notes. The Company agrees that it (i) will disclose in its Quarterly Reports on Form 10-Q or in its Annual Report on Form 10-K the amount of Placement Notes sold through the Agents, the Net Proceeds to the Company and the compensation payable by the Company to the Agents with respect to such Placement Notes, within the relevant period, and (ii) on such dates as the Securities Act shall require, will file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, within the relevant period, the amount of Placement Notes sold through the Agents, the Net Proceeds to the Company and the compensation payable by the Company to the Agents with respect to such Placement Notes, and deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

l. Representation Dates; Certificate. On or prior to the date of the first Placement Notice given hereunder, and upon recommencement of the offering of the Placement Notes under this Agreement following a Suspension and within three (3) Trading Days of each time during the term of this Agreement that the Company (each recommencement and each date of filing of one or more of the documents referred to in clauses (i) through (iv) below, a “Representation Date”):

i. amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Notes) the Registration Statement or the Prospectus relating to the Placement Notes by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Notes;

ii. files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended audited financial information or a material amendment to the previously filed Form 10-K) (each, a “Form 10-K Representation Date”);

iii. files its quarterly reports on Form 10-Q under the Exchange Act; or

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iv. files a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act;

the Company shall furnish Ladenburg (but in the case of clause (iv) above only if Ladenburg reasonably determines that the information contained in such Form 8-K is material) with a certificate, in the form attached hereto as Exhibit 7(1). The requirement to provide a certificate under this Section 7(1) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding anything herein to the contrary, no new Placement Notice shall be delivered until the deliverables in Sections 7(l) through 7(o), as may be required with respect to a Representation Date, shall have been delivered and such deliverables shall all be delivered and dated the same day.

m. Secretary’s Certificate. On or prior to the date of the first Placement Notice given hereunder and within three (3) Trading Days after each subsequent Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l) for which no waiver is applicable (or upon the date of recommencement in the case of a Representation Date relating to recommencement), the Company shall deliver to Ladenburg a certificate executed by the Secretary of the Company, signing in such capacity, dated as of such date (i) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board or a duly authorized committee thereof of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Securities pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate, and (ii) certifying and attesting to the office, incumbency, due authority and specimen signatures of each person who executed this Agreement for or on behalf of the Company.

n. Legal Opinion. On or prior to the date of the first Placement Notice given hereunder the Company shall cause to be furnished to Ladenburg a written opinion and a negative assurance letter of Holland & Knight LLP (“Company Counsel”), or other counsel reasonably satisfactory to Ladenburg, each in form and substance reasonably satisfactory to Ladenburg. Thereafter, within three (3) Trading Days of each Form 10-K Representation Date (or the next occurring Representation Date, if the Form 10-K Representation Date is waived) with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l) for which no waiver is applicable, the Company shall cause to be furnished to Ladenburg an opinion and negative assurance letter of Company Counsel in form and substance reasonably satisfactory to Ladenburg; provided, however, that, in lieu of such opinion and negative assurance for subsequent periodic filings under the Exchange Act, counsel may furnish Ladenburg with a letter (a “Reliance Letter”) to the effect that Ladenburg may rely on the opinion and negative assurance letter previously delivered under this Section 7(m) to the same extent as if it were dated the date of such letter (except that statements in such prior letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter).

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o. Comfort Letter. On or prior to the date of the first Placement Notice given hereunder and within three (3) Trading Days after each subsequent Form 10-K Representation Date (or the next occurring Representation Date, if the Form 10-K Representation Date is waived) with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l) for which no waiver is applicable, the Company shall cause its independent accountant to furnish Ladenburg a letter (the “Comfort Letter”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(n). The Comfort Letter from the Company’s independent accountant shall be in a form and substance reasonably satisfactory to Ladenburg, (i) confirming that they are an independent public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

p. Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Stock or (ii) sell, bid for, or purchase Common Stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Notes other than the Agents.

q. Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor the Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

r. No Offer to Sell. Other than a Permitted Free Writing Prospectus approved in advance by the Company and Ladenburg in its capacity as representative for the Agents hereunder pursuant to Section 23, neither of Ladenburg nor the Company (including its agents and representatives, other than Ladenburg in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Notes hereunder, other than the Prospectus.

s. Sarbanes-Oxley Act. The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with GAAP, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company will maintain disclosure controls and procedures that comply with the requirements of the Exchange Act.

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8. Representations and Covenants of Ladenburg. Ladenburg represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Notes will be offered and sold, except such states in which Ladenburg is exempt from registration or such registration is not otherwise required. Ladenburg shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Notes will be offered and sold, except such states in which it is exempt from registration or such registration is not otherwise required, during the term of this Agreement. Ladenburg shall comply with all applicable law and regulations in connection with the transactions contemplated by this Agreement, including the issuance and sale through Ladenburg of the Placement Notes.

9. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto and each Issuer Free Writing Prospectus, in such number as Ladenburg shall deem reasonably necessary, (ii) the printing and delivery to Ladenburg of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Notes, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Notes to Ladenburg, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Notes to Ladenburg, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company; (v) the fees and expenses of the Trustee, (vi) the filing fees incident to any review by FINRA of the terms of the sale of the Placement Notes, and (vii) the fees and expenses incurred in connection with the listing of the Placement Notes on the Exchange.

10. Conditions to the Agents’ Obligations. The obligations of the Agents hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein (other than those representations and warranties made as of a specified date or time), to the due performance in all material respects by the Company of its obligations hereunder, to the completion by Ladenburg of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing reasonable satisfaction (or waiver by Ladenburg in its sole discretion) of the following additional conditions:

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a. Registration Statement Effective. The Registration Statement shall remain effective and shall be available for the sale of all Placement Notes contemplated to be issued by any Placement Notice.

b. No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or receipt by the Company of notification of the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Notes for sale in any jurisdiction or receipt by the Company of notification of the initiation of, or a threat to initiate, any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material Incorporated Document, or any Issuer Free Writing Prospectus, untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or any material Incorporated Document, or any Issuer Free Writing Prospectus so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus or any material Incorporated Document, or any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

c. No Misstatement or Material Omission. Ladenburg shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Ladenburg’s reasonable opinion is material, or omits to state a fact that in Ladenburg’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

d. Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Effect, or any development that would cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act (a “Rating Organization”), or a public announcement by any Rating Organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a Rating Organization described above, in the reasonable judgment of Ladenburg (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Notes on the terms and in the manner contemplated in the Prospectus.

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e. Legal Opinion. Ladenburg shall have received the opinion and negative assurance letter of Company Counsel required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such opinion and negative assurance letter are required pursuant to Section 7(n).

f. Comfort Letter. Ladenburg shall have received the Comfort Letter required to be delivered pursuant Section 7(o) on or before the date on which such delivery of such letter is required pursuant to Section 7(o).

g. Officer’s Certificate. Ladenburg shall have received the officer’s certificate required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required pursuant to Section 7(l).

h. Secretary’s Certificate. Ladenburg shall have received the secretary’s certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

i. No Suspension. Trading in either the Notes or Common Stock shall not have been suspended on the Exchange and neither the Notes nor Common Stock shall have been delisted from the Exchange.

j. Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(l), the Company shall have furnished to Ladenburg such appropriate further information, certificates and documents as Ladenburg may reasonably request and which are usually and customarily furnished by an issuer of securities in connection with a securities offering of the type contemplated hereby, including a certificate of the Chief Financial Officer of the Company covering such matters as Ladenburg shall reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof.

k. Securities Act Filings Made. All filings with the Commission required by Rule 424 and Rule 433 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 and Rule 433.

l. Approval for Listing. The Placement Notes shall either have been approved for listing on the Exchange, subject only to notice of issuance, or the Company shall have filed an application for listing of the Placement Notes on the Exchange at, or prior to, the issuance of any Placement Notice.

m. No Termination Event. There shall not have occurred any event that would permit Ladenburg to terminate this Agreement pursuant to Section 13(a).

11. Indemnification and Contribution.

a. Company Indemnification. The Company agrees to indemnify and hold harmless each Agent, its partners, members, directors, officers, employees and agents and each person, if any, who controls Ladenburg within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

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i. against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading;

ii. against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

iii. against any and all expense whatsoever, as incurred (including the reasonable and documented out-of-pocket fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information furnished to the Company by Ladenburg expressly for use in the Registration Statement (or any amendment thereto), or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

b. Indemnification by the Agents. Each Agent, severally and not jointly, agrees to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 11(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to Ladenburg and furnished to the Company in writing by Ladenburg expressly for use therein.

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c. Procedure. Any party that proposes to assert the right to be indemnified under this Section 11 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 11, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 11 and (ii) any liability that it may have to any indemnified party under the foregoing provisions of this Section 11 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict of interest exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented out-of-pocket fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such reasonable and documented out-of-pocket fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 11 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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d. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 11 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Agents, the Company and the Agents severally will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agents, such as persons who control the Company within the meaning of the Securities Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Agents may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other hand. The relative benefits received by the Company on the one hand and the Agents on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Notes (before deducting expenses) received by the Company bear to the total compensation received by the Agents (before deducting expenses) from the sale of Placement Notes on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agents, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Ladenburg, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 11(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 11(d) shall be deemed to include, for the purpose of this Section 11(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 11(c) hereof. Notwithstanding the foregoing provisions of this Section 11(d), Ladenburg shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act, and any officers, directors, partners, employees or agents of the Agents, will have the same rights to contribution as that party, and each officer who signed the Registration Statement and director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 11(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 11(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 11(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 11(c) hereof.

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12. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 11 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of Ladenburg, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Notes and payment therefor or (iii) any termination of this Agreement.

13. Termination.

a. Ladenburg may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development that would have a Material Adverse Effect that, in the sole judgment of Ladenburg, is material and adverse and makes it impractical or inadvisable to market the Placement Notes or to enforce contracts for the sale of the Placement Notes, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Ladenburg, impracticable or inadvisable to market the Placement Notes or to enforce contracts for the sale of the Placement Notes, (3) if trading in the Notes or the Common Stock has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If Ladenburg elects to terminate this Agreement as provided in this Section 13(a), Ladenburg shall provide the required notice as specified in Section 14 (Notices).

b. The Company shall have the right, by giving five (5) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

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c. Ladenburg shall have the right, by giving five (5) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

d. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Notes through Ladenburg on the terms and subject to the conditions set forth herein except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

e. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) shall remain in full force and effect. Upon termination of this Agreement, the Company shall not have any liability to Ladenburg for any discount, commission or other compensation with respect to any Placement Notes not otherwise sold by Ladenburg under this Agreement.

f. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Ladenburg or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Notes, such Placement Notes shall settle in accordance with the provisions of this Agreement.

14. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to Ladenburg, shall be delivered to:

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Ladenburg Thalmann & Co. Inc.
277 Park Avenue, 26th Floor
New York, New York 10172
Attention: Peter H. Blum, Co-Chief Executive Officer and Managing Director
E-mail: pblum@ladenburg.com

with a copy to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue, 11th Floor
New York, New York 10174
Attention: David Alan Miller
E-mail: dmiller@graubard.com

and if to the Company, shall be delivered to:

Ladenburg Thalmann Financial Services Inc.
4400 Biscayne Blvd., 12th Floor
Miami, Florida 33137
Attention: Brian Heller, Senior Vice President—Business & Legal Affairs
E-mail: bheller@ladenburg.com

with a copy to:

Holland & Knight LLP
701 Brickell Avenue, Suite 3300
Miami, Florida 33131
Attention: Bradley D. Houser
E-mail: bradley.houser@hklaw.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, by email, or by verifiable facsimile transmission on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

15. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Ladenburg and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 11 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither the Company nor Ladenburg may assign its rights or obligations under this Agreement without the prior written consent of the other party.

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16. Adjustments for Splits. The parties acknowledge and agree that all Notes-related numbers contained in this Agreement shall be adjusted to take into account any consolidation, split, dividend, corporate domestication or similar event effected with respect to the Placement Notes.

17. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto), together with that certain letter agreement between Ladenburg and the Company dated as of the date hereof, constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and Ladenburg. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

18. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE COMPANY AND LADENBURG EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

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20. Use of Information. Ladenburg may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Company.

21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission or email of a .pdf attachment.

22. Effect of Headings. The section, Schedule and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

23. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of Ladenburg, and Ladenburg represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Placement Notes that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by Ladenburg or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Schedule 5 hereto are Permitted Free Writing Prospectuses.

24. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

a. Ladenburg is acting solely as representative of the Agents in connection with the public offering of the Placement Notes and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and Ladenburg, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not Ladenburg has advised or is advising the Company on other matters, and Ladenburg has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

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b. it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

c. Ladenburg has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

d. it is aware that Ladenburg and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and Ladenburg has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

e. it waives, to the fullest extent permitted by law, any claims it may have against Ladenburg for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Notes under this Agreement and agrees that Ladenburg shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company, other than in respect of Ladenburg’s obligations under this Agreement and to keep information provided by the Company to Ladenburg and its counsel confidential to the extent not otherwise publicly-available.

25. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means (i) the date hereof, (ii) each Representation Date and (ii) the time of each sale of any Placement Notes pursuant to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Notes that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Notes by Ladenburg outside of the United States.

[Remainder of the page intentionally left blank]

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If the foregoing correctly sets forth the understanding between the Company and Ladenburg, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and Ladenburg.

Very truly yours,

LADENBURG THALMANN FINANCIAL SERVICES INC.

By:	/s/ Brett Kaufman
Name:	Brett Kaufman
Title:	Chief Financial Officer

ACCEPTED as of the date first-above written:

LADENBURG THALMANN & CO. INC.

By:	/s/ Steve Kaplan
Name:	Steve Kaplan
Title:	Head of Capital Markets

SCHEDULE 1

AGENT(S)

Ladenburg Thalmann & Co. Inc.

SCHEDULE 2

FORM OF PLACEMENT NOTICE

From:	Ladenburg Thalmann Financial Services Inc.

To:	Ladenburg Thalmann & Co. Inc.

Attention:	[●]

Subject:	At Market Issuance – Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Note Distribution Agreement between Ladenburg Thalmann Financial Services Inc., a Florida corporation (the “Company”), and Ladenburg Thalmann & Co. Inc. (“Ladenburg”), dated February [●], 2018, the Company hereby requests that the Agents, as defined in the Note Distribution Agreement, sell up to [●] aggregate amount of the Company’s 6.5% Senior Notes Due 2027, at a minimum market price of $[●] per Placement Note, during the time period beginning [month, day, time] and ending [month, day, time].

Notwithstanding anything to the contrary herein, the Company shall not request the Agents to sell, and the Agents shall not sell, Placement Notes unless such Placement Notes are issued in a “qualified reopening” as provided for in Treasury Regulation Section 1.1275-2(k)(3).

SCHEDULE 3

NOTICE PARTIES

The Company

Name	Email

Ladenburg

Name	Email

SCHEDULE 4

COMPENSATION

The Company shall pay to Ladenburg in cash, upon each sale of Placement Notes pursuant to this Agreement, an amount equal up to 2.0% of the gross proceeds from each sale of Placement Notes.

SCHEDULE 5

Permitted Free Writing Prospectuses

None.

EXHIBIT 7(1)

FORM OF OFFICER’s CERTIFICATE

___________, 20___

This Officer’s Certificate (this “Certificate”) is executed and delivered in connection with Section 7(1) of the Note Distribution Agreement (the “Agreement”), dated February [●], 2018, and entered into between Ladenburg Thalmann Financial Services Inc. (the “Company”) and Ladenburg Thalmann & Co. Inc. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

The Company hereby certifies as follows:

1. (i) As of the date or dates of its effectiveness, the Registration Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) as of its date and as of the date hereof, neither the Prospectus nor any Issuer Free Writing Prospectus contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus or any Issuer Free Writing Prospectus in order to make the statements therein not untrue or misleading for this paragraph 1 to be true.

2. Each of the representations and warranties of the Company contained in the Agreement were, when originally made, and are, as of the date of this Certificate, true and correct in all respects (other than representations and warranties made as of a specific date or time, in which case such representations and warranties are true and correct as of the time specified).

3. Except as waived by Ladenburg in writing, each of the covenants required to be performed by the Company in the Agreement on or prior to the date of the Agreement, the date hereof, and each such other date prior to the date hereof as set forth in the Agreement, has been duly, timely and fully performed in all material respects and each condition required to be complied with by the Company on or prior to the date of the Agreement, the date hereof, and each such other date prior to the date hereof as set forth in the Agreement has been duly, timely and fully complied with in all material respects.

4. Subsequent to the date of the most recent financial statements in the Prospectus, and except as described in the Prospectus, including Incorporated Documents, there has not been (A) any Material Adverse Effect, (B) any transaction entered into by the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries considered as one enterprise, (C) any obligation or liability, direct, indirect or contingent, incurred by the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries considered as one enterprise, or (D) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company.

5. No stop order suspending the effectiveness of the Registration Statement or of any part thereof, and no order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, has been issued and, to the Company’s knowledge, no proceedings for that purpose have been instituted or are pending or threatened by any securities or other governmental authority (including, without limitation, the Commission).

6. No order suspending the qualification or registration of the Placement Notes under the securities or Blue Sky laws of any jurisdiction are in effect and, to the Company’s knowledge, no proceeding for such purpose is pending before, or threatened by, any securities or other governmental authority.

Holland & Knight LLP is entitled to rely upon this Certificate in connection with the opinions given pursuant to the Agreement.

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The undersigned has executed this Certificate as of the date first written above.

Name:
Title: